UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 15, 2007, Anthony J. Parkinson, President – Americas Channel, ACI Worldwide, notified Transaction Systems Architects, Inc. (the “Company”) that he will be resigning from the Company effective April 15, 2007. Mr. Parkinson’s resignation was due to his retirement and did not result from any disagreement or dispute with the Company on any matter relating to its operations, polices or practices. Effective as of the date of Mr. Parkinson’s resignation, the responsibilities of President – Americas Channel, ACI Worldwide will be assumed by Richard N. Launder, the Company’s current Group Executive – EMEA/AP. Mr. Launder is currently responsible for sales and support in the Company’s Europe, Middle East and Africa (EMEA) and Asia Pacific distribution channels. He first joined the Company in 1989 and was responsible for the EMEA operation until the end of 1996. Mr. Launder then spent three years in the payments industry working as a consultant. In the spring of 2000 he returned to the Company, to head up the EMEA channel. Prior to joining the Company, Mr. Launder worked for Olivetti Computers, IBM and in the 1980s Tandem Computers where he was the sales director for Tandem Computers’ UK subsidiary.

(e) On March 15, 2007, the Board of Directors of the Company approved the 2007 Calendar Year Management Incentive Compensation Plan (the “2007 MIC Plan”). Key employees of the Company, including the Company’s named executive officers (“NEOs”), are eligible to receive an annual bonus under the 2007 MIC Plan. The amount of the annual bonus award under the 2007 MIC Plan will be based on, for NEOs who are senior corporate executives, the Company’s sales, revenue, 60 month backlog and margin percentage, and for NEOs who are segment-level corporate executives, the Company’s sales, revenue, 60 month backlog and margin percentage, the relevant segment-level sales, revenue, 60 month backlog and margin percentages. This 2007 MIC Plan replaces the 2007 Management Incentive Compensation Plan for the fiscal year ended September 30, 2007 (the “Fiscal Year Plan”) which the Company disclosed on its Current Report on Form 8-K filed December 21, 2006 and, therefore, the Company will terminate the prior Fiscal Year Plan. Attached as Exhibit 10.1 to this Current Report is a description of the 2007 MIC Plan which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Description of the 2007 Calendar Year Management Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes, Senior Vice President
Date: March 21, 2007

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Description of the 2007 Calendar Year Management Incentive Compensation Plan.